OPTION AGREEMENT

THIS AGREEMENT is dated for reference the 10th day of April, 2003.

BETWEEN:

ALMADEN MINERALS LTD. and MINERA GAVILAN S.A.de.C.V.,

its wholly owned subsidiary, having an office or place of business at

1103 - 750 West Pender Street, Vancouver, BC

(hereinafter the "Optionor")

OF THE FIRST PART

AND

ROSS RIVER MINERALS INC., a body corporate having an office at

1004 - 750 West Pender Street, Vancouver, BC

(hereinafter the "Optionee")

OF THE SECOND PART

WHEREAS:

A.

The Optionor is the holder of a 100% undivided interest in the El Pulpo property, Sinaloa State, Mexico described in Schedule "A" (the "Property").

NOW THEREFORE IT IS AGREED:

1.

The Optionor hereby grants the Optionee the exclusive option to acquire a 50.1% undivided interest in the Property for the payment of an aggregate of 425,000 common shares of the Optionee (“Shares”) and incurring of not less than US$2,000,000 of exploration and development expenditures on the Property (“Exploration Expenses”) on the terms and conditions hereinafter set forth:

(a)

Share Payments:

(i)

150,000 Shares upon TSX Venture Exchange approval;

(ii)

75,000 Shares on or before April 30, 2004;

(iii)

50,000 Shares on or before April 30, 2005;

(iv)

50,000 Shares on or before April 30, 2006;

(v)

50,000 Shares on or before April 30, 2007; and

(vi)

50,000 Shares on or before April 30, 2008.

(b)

The Optionee incurring on or before April 30, 2008 in Exploration Expenses of not less than US$2,000,000 in the following periodic minimums:

(i)

on or before April 30, 2004, US$100,000; and

(ii)

on or before April 30, 2008, an additional US$1,900,000.

(c)

The Optionor hereby grants the Optionee the exclusive option to acquire a further 9.9% undivided interest in the Property (for an aggregate of 60%) by incurring on or before April 30, 2010 additional Exploration Expenses in the amount of US$1,000,000.

Any excess of Exploration Expenses in any period shall be credited to the Exploration Expenses requirement for the next succeeding period or periods.

This is an option only and the making of any payment of Shares or the  incurring of Exploration Expenses  shall not obligate the Optionee to make any further payment  or incur any further Exploration Expenses  provided always the payment of 175,000 Shares and incurring of US$100,000 Exploration Expenses contained in paragraph 1(a)(i) and 1(b)(i), respectively, are firm obligations.

2.

If the Optionee fails to perform the provisions of this agreement, including the  payments of Shares and incurring of Exploration Expenses in accordance with the schedule contained in paragraphs 1(a) and 1(b), it shall constitute a default, and if such default is not remedied within thirty (30) days of notice in writing from the Optionor specifying the default complained of, this option shall, subject to the provisions of paragraph 3, be at an end save and except for obligations accrued to that date.  Notwithstanding the foregoing, no termination of this agreement shall take place at any date which is less than 6 months prior to a date on which filing for assessment work is required under the laws of Mexico to maintain the Property in good standing.

3.

Upon due performance of the provisions of paragraphs 1(a), 1(b) and 1(c), the Optionee shall thereby deemed to have earned a 60% interest in the Property, and operations on the Property will thereafter be deemed to be conducted by a participating joint venture with the initial interest of the parties being as follows:

Optionee - 60%

Optionor - 40%

In the event the Optionee elects not to earn a further 9.9% as per paragraph 1(c) the operations on the Property will thereafter be deemed to be conducted by a participating joint venture with the initial interest of the parties being as follows:

Optionee - 50.1%

Optionor - 49.9%

The joint venture agreement shall contain provisions for dilution of interest for non-contribution at the rate of 2% for each US$250,000 not contributed and provision that where either party is diluted to a 15% interest, or less, such interest shall be converted to 2% Net Smelter Return royalty.  The joint venture agreement shall also contain provisions standard to the industry.

4.

The Optionee is granted the right to go upon the Property to conduct exploration and development work, and to remove samples for the purpose of testing, subject to the right of the Optionor to go upon the Property and inspect the workings thereon.  The Optionee shall provide reports to the Optionor on work conducted not less frequently than every 12 months, and provide access by the Optionor to all information including assays.  The Optionee shall indemnify and save harmless the Optionor from and against any and all liability which may arise from or relating to operations conducted on the Property by the Optionee.

5.

The Optionee, during the earn in period as provided in paragraph 1, and while the Optionee maintains at least a 50.1% interest, shall be Operator.

6.

After the Optionee has earned its 50.1% interest hereunder neither the Optionee nor the Optionor shall sell, assign, transfer, convey or otherwise dispose of or deal with or agree to sell, assign, transfer, convey or otherwise dispose of or deal with less than all of its rights and interests in or with respect to this Agreement the Property or under or by virtue of this Agreement and neither may sell, assign, transfer, convey or otherwise dispose of or deal with the whole of such rights and interests unless it shall first give to the other party 30 days notice of the price and terms on which it would be willing to sell such rights and interests and the other party shall be entitled by notice in writing to the disposing party within the said 30 day period to acquire the whole of such rights and interests at the price and on the terms stated in the notice, provided always nothing herein shall prevent the transfer or assignment of an interest  in the Property to an affiliate as that term is defined in the Securities Act (British Columbia).

7.

The Optionor has provided a schedule of costs to maintain the Property in good standing (the “Maintenance Costs”). During the term of this option, the Optionee shall pay, on behalf of the Optionor, all such Maintenance Costs and file all assessment work under the Mining Laws of Mexico required to maintain the Property in good standing, including the filing of any reports and the payment of holding fees directly related to the Property.  Maintenance Costs shall be included in Exploration Expenses as provided in paragraph 1 hereof.

8.

(a)

The Optionor hereby warrants that it owns a 100% undivided interest in the Property free and clear of all liens, charges, encumbrances, security interests and adverse claims.

(b)

The parties agree, subject to mutual consent, that any additional concessions acquired by either party within the area of influence, as per Schedule "B", shall form part of the Property and be subject to the terms of this Agreement. The cost of acquisition of such additional concessions shall be borne by the Optionee and such costs shall be included in Exploration Expenses as provided in paragraph 1 hereof.

(c)

The Optionor will assist the Optionee to acquire, at the Optionee's cost, additional concessions as per Schedule "B" adjacent and immediately to the south of the Property, 10 kilometres east-west and up to 10 kilometres north-south.  These concessions will form part of the Property and be subject to this agreement.

(d)

The Optionor has provided to the Optionee, a Title Opinion on the Property.

9.

All references to currency herein is in United States dollars.

10.

This Memorandum of Agreement (sometimes referred to herein as the “Agreement” or the “Option Agreement”) shall constitute a binding agreement between the parties.  Either party may, however, at its own cost (including the reasonable costs of the other party) call for the completion of a more formal agreement embodying the terms hereof.

AGREED to this 10th day of April, 2003.

ALMADEN MINERALS LTD.

Per:

"Duane Poliquin"

____________________________

Authorized Signatory

MINERA GAVILAN S.A.de.C.V.

Per:

"Duane Poliquin"

____________________________

Authorized Signatory

ROSS RIVER MINERALS INC.

Per:

"Marcus N. Foster"

___________________________

Authorized Signatory

03/13/2003 13:42 604-689-7645 ALMADEN MINERALS LTD PAGE 02
HEIRAS Y ASOCIADOS 614 4 15 13 81 12/03/03 06:54pm P. 002

Schedule A
El Pulpo
Property
Description

FRANCISCO HEIRAS MANCERA
ABOGADO

Chihuahua, Chih., Mexico, March 12, 2003

To whom it may concern:

The undersigned, FRANCISCO HEIRAS MANCERA, attorney at law in the Republic of Mexico, with professional registration number 337500, dated June 3, 1975, hereby certifies, the following:

Minera Gavilán, S. A. de C. V., is titleholder of the following mining concessions, all of which, as far as I am aware, are valid and in full compliance of their obligations under Mexican Mining Law:

A.	Concession name:	Gavilán
	Title holder.	Minera Gavilán, S. A. de C. V.
	Type of concession:	Exploration
	Title number:	216276
	File number:	095/11875
	Municipality and State:	San Ignacio, Sinaloa
	Mining Agency:	Culiacán, Sinaloa
	Area:	1,124.0000 Hectares
	Registration number:	336
	Page:	168
	Volume:	326
	Book:	Mining Concessions
	Registration date:	April 23, 2002
	Termination date:	April 22, 2008
B.	Concession name:	Gavilán II
	Title holder.	Minera Gavilán, S. A. de C. V.
	Type of concession:	Exploration
	Title number:	217919
	File number:	095/11918

Ave, Ocampo No. 3806 Col. Bellavista Chihuahua, Chihuahua México C.P. 31030
Teléfono: (614) 410-65-17 Fax: (614) 415-13-81 Correo electrónico: fheiras@infosel.net.mx

03/13/2003 13:42 604-689-7645 ALMADEN MINERALS LTD PAGE 03
HEIRAS Y ASOCIADOS 614 4 15 13 81 12/03/03 08:54pm P. 003

FRANCISCO HEIRAS MANCERA
ABOGADO

Municipality and State:	San Ignacio, Sinaloa
Mining Agency:	Cullacán, Sinaloa
Area:	8,597.1323 Hectares
Registration number:	179
Page:	90
Volume:	331
Book:	Mining Concessions
Registration date:	September 18, 2002
Termination date:	September 17, 2008

Respectfully yours,

Francisco Heiras Mancera
Attorney at Law

Ave. Ocampo No. 3806 Col. Bellavista Chihuahua, Chihuahua México C.P. 31030
Teléfono: (614) 410-65-17 Fax: (614) 415-13-81 Correo electrónico: fheiras@infosel.net.mx

TERRENO LIBRE
3Km's
5.5Km
LA GUADALUPANA
ESPIRITU SANTO
GAVILAN II
EXP-95/11918
POLO
E-95/9779
LOS FRAILES
PC 2041
P.P.
GAVILAN
E-95/11875
LOS FRAILES
3 Kms
5Kms
3Km's
DR. DONATO II
E-95/8956
EL DORADO
E-95/8932
LIGAS
P.C. 2041-P.P. S 55°44'25.64" W Y 53.040 m
P.C.-P.P.1 S 60°15'05" W Y 34.987 m
P.P.-P.P.2 S 38°48'11.99" W Y 2148.095 m
P.C.-P.P.3 N 01°41'52" E Y 1833.150 m
P.C.-P.P.4 S 46°17'11" W Y 4821.306 m
P.C.-P.P.5 N 56°38'42.4" E Y 12 808.685 m
13Km's
16Km's

SCHEDULE 'B'
AREA OF INTEREST
GAVILAN CONCESSIONS, SINALOA, MEXICO

LEGEND

'PROPERTY' Outline

'Area of Interest' Outline